UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, State Street Corporation’s Board of Directors elected Lynn A. Dugle as a director of the corporation. There are no arrangements or understandings between Ms. Dugle and any other persons pursuant to which Ms. Dugle was elected as a director of the corporation. Ms. Dugle will be entitled to a pro rata share of the 2015-2016 $75,000 annual retainer and $150,000 stock retainer, as well as applicable meeting fees and other director compensation arrangements under terms consistent with those previously disclosed in State Street’s definitive proxy statement for its 2015 annual meeting of shareholders and in Exhibit 10.13 to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2014. The pro-rated stock award will be based on the closing price of State Street’s common stock on the New York Stock Exchange on the date of election. Ms. Dugle was also elected to the Board of Directors of State Street Bank and Trust Company. She will be entitled to enter into indemnification agreements with State Street Corporation and with State Street Bank and Trust Company consistent with the forms of indemnification agreement entered into by State Street’s other non-employee directors and previously disclosed in Exhibits 10.18A and 10.18C to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary
Date: December 21, 2015